UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2026

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained below in Item 5.03 regarding the Certificate of Designations is incorporated into this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on September 10, 2026, Karyopharm Therapeutics Inc. (the “Company”) and its subsidiary guarantors entered into a Forbearance Agreement and Limited Waiver to Indentures (the “Forbearance Agreement”) to provide the Company with additional time to continue to advance its myelofibrosis program, further negotiate with its lenders, pursue strategic alternatives, or consummate an equity capital raise. In connection with the Forbearance Agreement, on September 10, 2026, the Company entered into a fee letter agreement with certain of the parties to the Forbearance Agreement (the “Fee Agreement”) pursuant to which the Company agreed to pay fees to such parties in an aggregate amount of $20.0 million, which the Company elected to pay in the form of shares of a newly created series of preferred stock of the Company.

On September 17, 2026, the Company issued an aggregate of 20,000 shares of 0% Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Convertible Preferred Stock”), with an initial liquidation preference of $1,000 per share, in satisfaction of the $20.0 million in fees payable under the Fee Agreement. In connection with the issuance, on September 17, 2026, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, effective the same day.

The Convertible Preferred Stock ranks senior to the Common Stock with respect to dividends and distributions upon a liquidation of the Company. Upon a liquidation or dissolution of the Company, each share of Convertible Preferred Stock entitles the holder to receive, subject to the rights of creditors and any senior preferred stock, the greater of (i) $1,000 and (ii) the as-converted value of such share (the “Liquidation Value”). In certain change of control and sale transactions, holders may elect to receive the Liquidation Value, in priority to the Common Stock, and the Company may not enter into such a transaction unless the definitive agreement provides for such payment. The Convertible Preferred Stock is convertible into Common Stock at a price of $1.62 per share at the option of the holder, subject to adjustment for stock splits, stock dividends and combinations and certain tender and exchange offers.

Until the Company obtains the stockholder approval required under applicable Nasdaq rules (the “Consent”), the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock is limited to an aggregate of 4,520,000 shares, which is less than 19.99% of the shares of Common Stock outstanding immediately prior to issuance of the Convertible Preferred Stock, and conversions are also subject to a 19.99% beneficial ownership limitation. Shares otherwise deliverable in excess of the aggregate share cap are generally subject to cash settlement, and a holder may elect cash settlement for shares not delivered because of the 19.99% beneficial ownership limitation, in each case based on the 20-trading day volume-weighted average price of the Common Stock. Any such cash settlement arising from a conversion before the Consent is obtained is deferred until after the earlier of the initial stockholder vote on the Consent and March 15, 2027. If the Consent is obtained by that time and the applicable shares may then be delivered under the Certificate of Designations, the Company will instead deliver those shares. The Company has agreed to seek the Consent at a stockholder meeting to be held no later than March 15, 2027 and, if not then obtained, at subsequent stockholder meetings until obtained. Conversions are also subject to other beneficial ownership limitations applicable to each holder.

The Convertible Preferred Stock does not bear regular dividends, but participates on an as-converted basis in dividends and distributions paid on the Common Stock. Cash amounts payable on the Convertible Preferred Stock are subject to the availability of funds under Delaware law and restrictions contained in certain of the Company’s financing agreements. Any amount not paid when due remains due and owing and accretes at 2% per annum, compounded quarterly, until paid.

The Convertible Preferred Stock generally has no voting rights, except with respect to specified protective matters. Among other things, specified actions, including the issuance of senior or parity stock, certain amendments adversely affecting the Convertible Preferred Stock, the issuance of additional shares of Convertible Preferred Stock and certain mergers and similar transactions, generally require the approval of holders representing at least two-thirds of the applicable voting power of the Convertible Preferred Stock and any voting parity stock entitled to vote on the matter. Certain changes to the core economic and other rights of the Convertible Preferred Stock require the consent of each affected holder.

On or after September 17, 2029, each holder of Convertible Preferred Stock has a one-time right to require the Company to repurchase any or all of such holder’s shares for $1,000 per share. Holders may also require the Company to repurchase their Convertible Preferred Stock for the Liquidation Value upon specified “Fundamental Changes,” including certain change-of-control and sale transactions, a delisting or cessation of Exchange Act reporting, a bankruptcy event or stockholder approval of a liquidation or dissolution, and specified FDA action with respect to, or the Company’s withdrawal of, its supplemental new drug application for selinexor in combination with ruxolitinib for the treatment of myelofibrosis. The Company generally may not voluntarily enter into a transaction that would result in a Fundamental Change unless it has sufficient legally available funds to pay the maximum aggregate repurchase price or the definitive agreement provides for the applicable amounts to be paid or funded by or on behalf of the acquirer or successor when due.

The foregoing description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of 0% Series A Convertible Perpetual Preferred Stock of Karyopharm Therapeutics Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: September 18, 2026	By:	/s/ Michael Mano
Michael Mano
Executive Vice President, Chief Legal Officer and Secretary